Exhibit 99.1

BioLife Solutions Announces First Quarter 2021 Financial Results

Achieves record quarterly revenue of $16.8 million, a 39% increase over the prior year and 14% increase over the prior quarter

Full year revenue guidance raised to $106 to $115 million reflecting confidence in outlook

Additions to leadership team and board position company for continued robust growth serving the cell and gene therapy and biopharma markets

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (May 13, 2021) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for cell and gene therapies and the broader biopharma market, today announced financial results for the three months ended March 31, 2021.

Mike Rice, BioLife CEO, commented, “The entire BioLife team contributed to across-the-board excellent performance with total revenue reaching a record $16.8 million. We gained 80 new customers in the first quarter alone, compared with our stellar addition of 213 customers for the full year 2020. We achieved record revenue from our media franchise as we gained 16 new media customers and received confirmation that our media will be used in an additional 13 customer clinical trials. Our freezers & thaw and biostorage platforms also delivered outstanding financial results. Importantly, we demonstrated our ability to cross-sell the solutions in our portfolio to an increasing number of customers and we expect to gain additional traction as pandemic-related travel restrictions continue to lift.

“We expect our acquisition of Global Cooling Inc., (“Stirling Ultracold” or “Stirling”), will drive significant top-line growth in 2021,” he added. “The combination of Stirling Ultracold and our recently launched high-capacity controlled rate freezer products opens new opportunities, as we now compete for the entire range of controlled temperature storage solutions.

“We expanded our leadership since the beginning of 2021, including welcoming former Stirling CEO, Dusty Tenney, as president and COO,” said Mr. Rice. “We also named new leaders of our sales and human resources teams and added two new highly qualified board members to help guide our acquisition and integration strategies. In summary, we’re configured to deliver transformational results in 2021.”

First Quarter 2021 and Recent Operating Highlights

●

Completed the acquisition of Stirling Ultracold, which became a wholly owned subsidiary on May 3, 2021. Management now estimates that Stirling will contribute revenue of $40 million to $42 million in 2021.

●

Gained 80 new direct customers including 16 using biopreservation media, 15 using ThawSTAR® systems, 16 using evo® cold chain management services, 24 using CBS freezers and accessories and 9 using SciSafe® biologic storage services.

●

Processed 13 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, BioLife’s biopreservation media products have been incorporated into nearly 500 customer clinical applications.

First Quarter 2021 Financial Highlights

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●	Total revenue for the first quarter of 2021 was $16.8 million, an increase of 39% from $12.2 million for the first quarter of 2020 and up 14% sequentially from the fourth quarter of 2020.
o

Biopreservation media platform revenue was $8.9 million, up 3% over the first quarter of 2020. Media revenue for the first quarter in 2020 of $8.7 million benefitted from an estimated $1.5 million in COVID-19-related safety stock orders pulled forward from the remainder of 2020.

o	Freezer & Thaw platform revenue was $4.8 million, an increase of 59% over the prior-year period.
o	Biostorage platform revenue of $3.1 million increased by $2.6 million over the same period in 2020 and included the contribution from SciSafe, which was acquired in October 2020.

GROSS MARGIN

●

Gross margin (GAAP) for the first quarter of 2021 was 52% compared with 58% for the first quarter of 2020. Adjusted gross margin (non-GAAP) for the first quarter of 2021 was 55% compared with 64% for the first quarter of 2020.

●	The decline in gross margin was due to the significant revenue growth attributable to the freezer & thaw and biostorage platforms, which have lower gross margins than biopreservation media.

OPERATING EXPENSE

●

Operating expense (GAAP) for the first quarter of 2021 was $17.8 million compared with $11.8 million for the first quarter of 2020. Adjusted operating expense (non-GAAP) for the first quarter of 2021 was $8.8 million compared with $6.4 million for the first quarter 2020.

●	The increase in operating expense was primarily due to the acquisition of SciSafe and higher personnel costs, including non-cash stock compensation expense.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the first quarter of 2021 was $981,000 compared with operating income of $370,000 for the first quarter of 2020. Adjusted operating income (non-GAAP) for the first quarter of 2021 was $494,000 compared with $1.4 million for the first quarter of 2020.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the first quarter of 2021 was $1.1 million compared with net income of $22.3 million for the first quarter of 2020. Net loss (GAAP) for the first quarter of 2021 included operating income of $491,000 related to the change in fair value of contingent consideration and other expense of $121,000 related to the change in fair value of warrants. Net income for the first quarter of 2020 included other income of $21.9 million related to the change in fair value of warrants. Adjusted net income (non-GAAP) for the first quarter of 2021 was $478,000 compared with adjusted net income of $1.4 million for the first quarter of 2020.

EARNINGS/(LOSS) PER SHARE

●

Loss per diluted share (GAAP) for the first quarter of 2021 was $0.03 compared with loss per diluted share of $0.01 for the first quarter of 2020. Adjusted earnings per diluted share (non-GAAP) for the first quarter of 2021 was $0.01 compared with adjusted earnings per diluted share of $0.06 for the first quarter of 2020.

Adjusted EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2021 was $2.8 million compared with $2.9 million for the first quarter of 2020.

CASH

●

Cash, cash equivalents and restricted cash as of March 31, 2021 were $89.1 million compared with $90.5 million as of December 31, 2020. The decrease reflects $4.4 million used for the purchases or deposits on property and equipment and assets held for rent, offset by the Company’s $2.8 million of adjusted EBITDA.

Roderick de Greef, BioLife’s Chief Financial Officer, remarked, “We are pleased with our record revenue performance for the first quarter which, with our closing of the Stirling acquisition, puts BioLife on track to achieve full-year 2021 revenue exceeding $100 million for the first time. Given our outlook and the opportunities with our expanded business, we believe total revenue of $250 million is achievable in the coming three to four years.”

2021 Revenue Guidance

BioLife today updated 2021 revenue guidance, which is based on current expectations for our existing business.

Total revenue for 2021 is now expected to range from $106 million to $115 million, reflecting year-over-year growth of 120% to 129%. This revised guidance is up from our original estimates of $101 to $105 million. Our total revenue expectation for 2021 includes the following:

●	Expected contribution from the Global Cooling product line of $40 million to $42 million an increase from the original guidance of $35 to $37 million.
●	The balance of 2021 revenue guidance, is as follows;
o	Media platform revenue is expected to be between $38 million and $40 million, reflecting growth of 23% to 29% over 2020 and representing approximately 36% of total revenue.
o	Freezer and thaw platform revenue is expected to be between $55 million and $59 million, representing approximately 52% of total revenue.
o	Biostorage services and shipping platform revenue is expected to be between $13 million and $16 million, representing approximately 12% of total revenue.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update including a discussion of the Stirling Ultracold acquisition on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing (844) 825-0512 or (315) 625-6880 and use Conference ID 2173735. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity storage freezers, and SciSafe biologic materials storage. For more information, please visit www.biolifesolutions.com, www.savsu.com, www.custombiogenics.com, www.scisafe.com and www.stirlingultracold.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019, 2020 and 2021 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its acquisition of Global Cooling, the expected synergies between the company and Global Cooling, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition of Global Cooling, the potential utility of and market for the company's products and services and the company’s ability to cross sell its products and services, guidance for financial results for 2021, including regarding Global Cooling's revenue, and potential revenue growth, in particular over the next three to four years, and potential market expansion, including with consideration to our acquisition of Global Cooling and our 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from the acquisition of Global Cooling (or from the company’s 2019 and 2020 acquisitions), market adoption of the company’s products (including the company’s recently acquired products including the products of Global Cooling), the ability of the Global Cooling acquisition (or the company’s 2019 and 2020 acquisitions) to be accretive on the company’s financial results, the ability of the company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Product revenue	$13,776	$11,727
Service revenue	2,204	-
Rental revenue	867	435
Total revenue	16,847	12,162
Operating expenses
Cost of product, rental, and service revenue (exclusive of intangible assets amortization)	7,550	4,568
Research and development	1,987	1,663
Sales and marketing	2,021	1,576
General and administrative	4,830	3,135
Intangible assets amortization	933	688
Acquisition costs	998	225
Change in fair value of contingent consideration	(491)	(63)
Total operating expenses	17,828	11,792
Operating income	(981)	370

Other income (expense), net
Change in fair value of warrant liability	(121)	21,914
Other income/(loss)	(16)	24
Total other income (expenses), net	(137)	21,938

Net income before income taxes	(1,118)	22,308
Income tax benefit	-	-
Net income (loss)	$(1,118)	$22,308

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.87
Diluted	$(0.03)	$(0.01)
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	33,236,818	21,010,817
Diluted	33,236,818	21,010,817

BIOLIFE SOLUTIONS, INC.

CONDENSED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	March 31,	December 31,
	2021	2020
Cash, cash equivalents and restricted cash	$89,065	$90,456
Accounts receivable, net	10,669	8,006
Inventories	11,666	11,602
Total current assets	116,543	114,712
Total assets	240,024	234,829

Accounts payable	4,276	3,672
Total current liabilities	16,381	15,573
Total liabilities	31,247	29,583
Total Shareholders' equity	$208,777	$205,246

BIOLIFE SOLUTIONS, INC.

CONDENSED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Cash provided by operating activities	$1,820	$687
Cash used in investing activities	(4,427)	(1,227)
Cash provided by financing activities	1,216	492
Net increase (decrease) in cash, cash equivalents and restricted cash	$(1,391)	$(48)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP GROSS PROFIT	$8,711	$7,026
GAAP GROSS MARGIN	52%	58%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	32	196
Intangible assets amortization	586	568
ADJUSTED GROSS PROFIT	$9,329	$7,790
ADJUSTED GROSS MARGIN	55%	64%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP OPERATING EXPENSES	$17,828	$11,792

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(7,550)	(4,568)
Acquisition and integration costs	(998)	(225)
Intangible assets amortization	(933)	(688)
Loss on disposal of assets	(3)	-
Change in fair value of contingent consideration	491	63
ADJUSTED OPERATING EXPENSES	$8,835	$6,374

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP OPERATING INCOME	$(981)	$370

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	32	196
Acquisition and integration costs	998	225
Intangible assets amortization	933	688
Loss on disposal of assets	3	-
Change in fair value of contingent consideration	(491)	(63)
ADJUSTED OPERATING INCOME/(LOSS)	$494	$1,416

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP NET INCOME/(LOSS)	$(1,118)	$22,308

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up charges	32	196
Acquisition and integration costs	998	225
Intangible assets amortization	933	688
Loss on disposal of assets	3	4
Change in fair value of contingent consideration	(491)	(63)
Change in fair value of warrant liability	121	(21,914)
ADJUSTED NET INCOME/(LOSS)	$478	$1,444

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.03)	$(0.01)

ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE – DILUTED:
Inventory step-up charges	-	0.01
Acquisition and integration costs	0.03	0.01
Intangible assets amortization	0.02	0.05
Change in fair value of contingent consideration	(0.01)	-
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$0.01	$0.06

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
GAAP NET INCOME/(LOSS)	$(1,118)	$22,308

ADJUSTMENTS:
Interest expense/(income), net	16	(28)
Depreciation	777	413
Intangible assets amortization	933	688
EBITDA	$608	$23,381

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	1,505	1,113
Acquisition and integration costs	998	225
Inventory step-up charges	32	196
Loss on disposal of assets	3	4
Change in fair value of contingent consideration	(491)	(63)
Change in fair value of warrant liability	121	(21,914)
ADJUSTED EBITDA	$2,776	$2,942

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